Allstate Life Insurance Company

Supplement, dated April 21, 2011 to
the Allstate® RightFitsm Prospectus

This supplement amends certain disclosure contained in the above-referenced prospectus for policies issued by Allstate Life Insurance Company.

The following changes are made to your prospectus:

1. In the “The Contract at a Glance” section, the last sentence of the “Right to Cancel” description is deleted and replaced with the following:

Upon cancellation, we will return your Interim Value (or other value as the state in which your Contract is issued may require), less the amount of any Credit Enhancement and any withdrawals.

2. In the “Purchasing the Contract – Trial Examination Period” section, the second sentence is deleted and replaced with the following:

If you exercise this “Right to Cancel,” the Contract terminates and we will pay your Interim Value (or other value as the state in which your Contract is issued may require), less the amount of any Credit Enhancement and any withdrawals.

3. In the “Contract Values – Investment Option Maturity Value” section, the following is added to the description of “A”:

If the valuation date is a Contract Anniversary, this amount equals the Investment Option Maturity Value as of the previous Contract Anniversary.

4. In the “Contract Values – Investment Option Interim Value” section, the following is added to the description of “A”:

If the valuation date is a Contract Anniversary, this amount equals the Investment Option Interim Value as of the previous Contract Anniversary.

5. In the “Contract Values – Access Account Value” section, the following is added to the description of “A”:

If the valuation date is a Contract Anniversary, this amount equals the Access Account Value as of the previous Contract Anniversary.

6. In the “Accumulation Phase – Performance” section, the following is added to the descriptions of “B,” “Minimum Index Value,” and “Maximum Index Value”:

If the valuation date is a Contract Anniversary or Access Account Anniversary, the index value equals the index value as of the previous Contract Anniversary or Access Account Anniversary.

7. In the “Expenses – Withdrawal Charge” section, the Withdrawal Charge tables are deleted and replaced with the following:

A Withdrawal made on a Contract Anniversary will be subject to the Withdrawal Charge of the new Contract Year.

The Withdrawal Charge is as follows for contracts with a 10 Year Investment Option Period:

For Contracts with applications signed prior to May 2, 2011, the following Withdrawal Charges will apply:

Contract Year:	Withdrawal Charge Percentage:
1	12%
2	11%
3	10%
4	9%
5	8%
6	7%
7	6%
8	5%
9	4%
10	3%
11 and Later	0%

For Contracts with applications signed on or after May 2, 2011, the following Withdrawal Charges will apply:

Contract Year:	Withdrawal Charge Percentage:
1	10%
2	10%
3	10%
4	9%
5	9%
6	8%
7	7%
8	6%
9	5%
10	4%
11 and Later	0%

The Withdrawal Charge is as follows for contracts with a 7 Year Investment Option Period:

For Contracts with applications signed prior to May 2, 2011, the following Withdrawal Charges will apply:

Contract Year:	Withdrawal Charge Percentage:
1	12%
2	11%
3	10%
4	9%
5	8%
6	7%
7	6%
8 and Later	0%

For Contracts with applications signed on or after May 2, 2011, the following Withdrawal Charges will apply:

Contract Year:	Withdrawal Charge Percentage:
1	10%
2	10%
3	10%
4	9%
5	9%
6	8%
7	7%
8 and Later	0%

The Withdrawal Charge is as follows for contracts with a 5 Year Investment Option Period:

For Contracts with applications signed prior to May 2, 2011, the following Withdrawal Charges will apply:

Contract Year:	Withdrawal Charge Percentage:
1	12%
2	11%
3	10%
4	9%
5	8%
6 and Later	0%

For Contracts with applications signed on or after May 2, 2011, the following Withdrawal Charges will apply:

Contract Year:	Withdrawal Charge Percentage:
1	10%
2	10%
3	10%
4	9%
5	9%
6 and Later	0%